Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

REPORTS FIRST QUARTER 2009

OPERATING AND FINANCIAL RESULTS

Highlights

First Quarter 2009:

•      First Quarter 2009 Funds from Operations Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.89, up 56%, Compared to First Quarter 2008 Funds from Operations Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.21

•      First Quarter 2009 Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.01

•      First Quarter 2009 GAAP Same Property Revenues Less Operating Expenses up 3.6%

•      Executed 37 Leases for 465,000 Rentable Square Feet

•      First Quarter 2009 GAAP Rental Rate Increase of 5.4% on Renewed/Released Space

•      Occupancy at 94.3%; Average Occupancy Rate as of December 31 From 1997 to 2008 at 95.5%

•      Completed Redevelopment of Multiple Spaces Aggregating 57,000 Rentable Square Feet

•      Sold Three Properties to a Life Science User for $14 Million at a Gain of $2 Million

•      Operating Margins Steady at 75%

•      Closed Follow-on Common Stock Offering with Net Proceeds of $255 Million

•      Extended Beyond 2012 $92 Million of Secured Debt Maturities

Other:

•      In April, Closed 8.00% Unsecured Convertible Notes Offering with Net Proceeds of $233 Million

•      In April, Repurchased, in Privately Negotiated Transactions, $75 Million (Par Value) of Our 3.70% Unsecured Convertible Notes

•      In 2009, Reduced Debt Maturities Through 2013 by $363 Million

•      In May, Leased 59,000 Rentable Square Foot Vacant Single Tenant Building to a Credit Tenant in the Suburban Washington, D.C. Market

•      Since January 1, 2008, Completed Redevelopment of Multiple Spaces Aggregating 393,000 Rentable Square Feet; 90% Leased

PASADENA, CA. — May 7, 2009 — Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the first quarter ended March 31, 2009.

For the first quarter of 2009, we reported Funds from Operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $61,329,000, or $1.89 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $38,266,000, or $1.21 per share (diluted), for the first quarter of 2008.  Comparing the first quarter of 2009 to the first quarter of 2008, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders per share (diluted) increased 60% and 56%, respectively.  In the first quarter of 2009, we recognized additional rental income related to a modification of a lease for a property in South San Francisco, California.  Excluding the property in South San Francisco, California, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders was $43,424,000, or $1.34 per share (diluted), and $36,204,000, or $1.14 per share (diluted), for the first quarter of 2009 and 2008, respectively.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER 2009 RESULTS

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  A reconciliation of GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders both on an aggregate and per share (diluted) basis, is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended March 31, 2009 and 2008 was $31,446,000 and $25,810,000, respectively.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the first quarter of 2009 was $32,768,000, or $1.01 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $32,769,000, or $1.03 per share (diluted), for the first quarter of 2008.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the first quarter of 2009 included a gain on sale of three properties of $2,234,000 and additional net income related to a modification of a lease for a property in South San Francisco, California.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the first quarter of 2008 included aggregate gains of $20,213,000 on sales of six properties.  Excluding the gains on sales of properties and the property in South San Francisco, California, net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the first quarter of 2009 was $13,858,000, or $0.43 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $11,288,000, or $0.36 per share (diluted), for the first quarter of 2008.

For the first quarter of 2009, we executed a total of 37 leases for approximately 465,000 rentable square feet of space at 23 different properties (excluding month-to-month leases).  Of this total, approximately 252,000 rentable square feet related to new or renewal leases of previously leased space and approximately 213,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 213,000 rentable square feet, approximately 43,000 rentable square feet were delivered from our development or redevelopment programs, with the remaining approximately 170,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 5.4% higher (on a GAAP basis) than rental rates for expiring leases.

During the first quarter of 2009, we sold three properties aggregating 64,218 rentable square feet to a life science user.  These properties were located in San Diego and were sold for approximately $14,449,000 at a gain of approximately $2,234,000.

As of March 31, 2009, approximately 89% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto.  In addition, approximately 8% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.  Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Based on our current view of existing market conditions and certain current assumptions, our updated guidance for FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders are as follows:

2009
FFO per share (diluted) (1)	$ 5.43(1)
Earnings per share (diluted) (1)	$ 2.50(1)

(1)   Our guidance for 2009 includes the estimated additional non-cash interest we will recognize under FSP APB 14-1 which affects the accounting treatment for convertible debt instruments, such as our outstanding unsecured convertible notes.  In addition, our guidance for 2009 includes the estimated impact related to FSP EITF 03-6-1 which requires unvested share-based payment awards with nonforfeitable rights to receive dividends or dividend equivalents to be considered participating securities for the purposes of applying the two-class method of calculating earnings per share.  FFO per share (diluted) and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for 2008, as adjusted for FSP APB 14-1 and FSP EITF 03-6-1, was $5.62 and $2.89, respectively.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER 2009 RESULTS

Alexandria Real Estate Equities, Inc. (“Alexandria”) has a very broad and diversified quality client tenant base. As of March 31, 2009, on a rental revenue basis by sector, Alexandria’s multinational pharmaceutical client tenants represented approximately 27% of its client tenant mix, led by its top three client tenants Novartis AG, GlaxoSmithKline plc and Roche Holding Ltd; public biopharmaceutical companies represented approximately 20% and included the three largest in the sector, Amgen Inc., Gilead Sciences, Inc. and Celgene Corporation; revenue producing life science product and service companies represented approximately 17%, led by Quest Diagnostics Incorporated, Laboratory Corporation of America Holdings and Qiagen N.V.; government agencies and renown medical and research institutions represented approximately 15%, including The Scripps Research Institute, Massachusetts Institute of Technology, Fred Hutchinson Cancer Research Center, University of Washington, the Burnham Institute for Medical Research and the United States Government; private biopharmaceutical companies represented approximately 14% and were dominated by high-quality, leading-edge companies with blue chip venture investors, including Ambrx, Inc., aTyr Pharma, Inc., BrainCells Inc., Genocea Biosciences, Inc., Ikaria Holdings, Inc. and Tolerx, Inc.;  the remaining approximately 7% consisted of traditional office tenants.  The two fastest growing sectors by revenue currently include leading institutional and multinational pharmaceutical client tenants.  Alexandria’s innovative business model, very strong and unique life sciences and financial underwriting skills with substantial experience and expertise, long-term client tenant relationships and sophisticated management with both real estate and life science operating experience and expertise, set Alexandria apart from all other publicly-traded real estate investment trusts (“REITs”).

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and pre-eminent first-in-class REIT focused principally on science-driven cluster formation.  Alexandria is the leading provider of high-quality environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biopharmaceutical, medical device, product, service and translational entities, as well as government agencies.  Alexandria’s operating platform is based on the principle of “clustering,” with assets and operations located in key life science markets.  Our asset base approximates 12.8 million rentable square feet consisting of 156 properties approximating 11.7 million rentable square feet (including spaces undergoing active redevelopment) and properties undergoing ground-up development approximating 1.1 million rentable square feet.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2009 earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, 2009 FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and our redevelopment and development projects.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing and or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of today, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008 (1)
Income statement data
Total revenues	$132,757	$109,562

Expenses
Rental operations	32,684	28,261
General and administrative	9,418	8,787
Interest	20,199	23,460
Depreciation and amortization	31,446	25,591
Non-cash impairment on investments	—	1,985
	93,747	88,084

Income from continuing operations	39,010	21,478

Income from discontinued operations, net	2,239	15,673

Net income	41,249	37,151

Net income attributable to noncontrolling interests	875	951
Dividends on preferred stock	7,089	2,928
Net income attributable to unvested restricted stock awards	517	503
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$32,768	$32,769

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders — basic
Continuing operations	$0.94	$0.55
Discontinued operations, net	0.07	0.49
Earnings per share — basic	$1.01	$1.04

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders — diluted
Continuing operations	$0.94	$0.54
Discontinued operations, net	0.07	0.49
Earnings per share — diluted	$1.01	$1.03

Weighted average shares of common stock outstanding
Basic	32,478,671	31,546,591
Diluted	32,498,107	31,687,241

(1)   Includes the retrospective impact of FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”), FASB Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”) and Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”).

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Unaudited)

Funds from Operations

United States generally accepted accounting principles (“GAAP”) basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of Funds from Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following tables present 1) a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable GAAP financial measure to FFO, to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and 2) a reconciliation of earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, in each case, for the three months ended March 31, 2009 and 2008 (in thousands, except per share data):

Reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008 (1)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$32,768	$32,769
Add: Depreciation and amortization (2)	31,446	25,810
Add: Net income attributable to noncontrolling interests	875	951
Add: Net income attributable to unvested restricted stock awards	517	503
Subtract: Gain on sales of property (3)	(2,234)	(20,213)
Subtract: FFO attributable to noncontrolling interests	(1,077)	(967)
Subtract: FFO attributable to unvested restricted stock awards	(966)	(587)
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders	$61,329	$38,266
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$1.89	$1.21
Diluted	$1.89	$1.21

Reconciliation of earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders

Earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$1.01	$1.03
Depreciation and amortization (2)	0.97	0.82
Net income attributable to noncontrolling interests	0.03	0.03
Net income attributable to unvested restricted stock awards	0.01	0.02
Gain on sales of property (3)	(0.07)	(0.64)
FFO attributable to noncontrolling interests	(0.03)	(0.03)
FFO attributable to unvested stock awards	(0.03)	(0.02)
FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$1.89	$1.21

(1)	Includes the retrospective impact of FSP APB 14-1, FSP EITF 03-6-1 and SFAS 160.
(2)	Includes depreciation and amortization for assets “held for sale” reflected as discontinued operations (for the periods prior to when such assets were designated as “held for sale”).
(3)

Gain on sales of property relates to the disposition of three properties sold during the first quarter 2009 and six properties sold during the first quarter 2008. Gain on sales of property is included in the income statement in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Quarterly Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
Operational data	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Rental income	$104,941	$97,778	$85,503	$82,861	$81,841
Tenant recoveries	27,062	26,347	26,726	23,904	24,471
Other income	754	2,447	2,648	2,892	3,250
Total revenues (continuing operations) (a)	$132,757	$126,572	$114,877	$109,657	$109,562

FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders (b)	$1.89	$1.49	$1.47	$1.45	$1.21 (c)
Dividends per share on common stock	$0.80	$0.80	$0.80	$0.80	$0.78
Dividend payout ratio (common stock) (d)	51.4%	54.6%	55.0%	55.9%	65.3%
Straight-line rent	$1,509	$2,547	$3,274	$3,437	$3,015
Capitalized interest (b)	$16,919 (e)	$19,571	$17,912	$18,667	$17,377
Number of properties (f)
Acquired/added/completed during period	—	—	—	2	—
Sold/transferred (g)	(3)	(1)	—	(1)	(7)
At end of period	156	159	160	160	159
Rentable square feet (f)
Acquired/added/completed during period	—	—	—	60,000	—
Sold/transferred (g)	(64,218)	(24,867)	—	(49,437)	(475,976)
At end of period	11,705,813	11,770,031	11,794,898	11,794,898	11,784,335

	As of
Other data	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Number of shares of common stock outstanding	38,974,166	31,899,037	31,839,622	31,773,117	31,673,359
Closing price of common stock	$36.40	$60.34	$112.50	$97.34	$92.72
Debt to total market capitalization (h)
Total debt	$2,829,120	$2,936,966	$2,772,325	$2,658,911	$2,589,284
Less debt attributable to noncontrolling interests	(45,484)	(44,984)	(42,384)	(40,762)	(39,838)
Our share of total debt	2,783,636	2,891,982	2,729,941	2,618,149	2,549,446
Preferred stock	351,117	353,658	368,489	377,616	352,127
Common stock market capitalization	1,418,660	1,924,788	3,581,957	3,092,795	2,936,754
Total market capitalization	$4,553,413	$5,170,428	$6,680,387	$6,088,560	$5,838,327
Debt to total market capitalization	61.1%	55.9%	40.9%	43.0%	43.7%
Debt to gross assets (i)	48.9%	52.1%	51.2%	50.5%	50.6%

(a)	The historical results above exclude the results of assets “held for sale” which have been classified as discontinued operations.
(b)

The historical results above include the retrospective impact of FSP APB 14-1, FSP EITF 03-6-1 and SFAS 160. See page 5 for a reconciliation of earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders.

(c)

In March 2008, we recognized aggregate non-cash impairment charges of approximately $1,985,000 for other-than-temporary declines in the fair value of certain investments and non-cash impairment charges of approximately $4,650,000 on two properties which were sold in May and October 2008. FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the first quarter of 2008 before these items was $1.41.

(d)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (common stock shares outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders. The historical ratios above include the retrospective impact of FSP APB 14-1, FSP EITF 03-6-1 and SFAS 160.

(e)

As of March 31, 2009, assets for which capitalization of interest is required pursuant to Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”), approximated $1.5 billion. This amount is classified as properties undergoing development and redevelopment, and land held for development on our balance sheet. The weighted average interest rate used in the calculation of capitalized interest required pursuant to SFAS 34 was approximately 4.84% and 5.46% for the three months ended March 31, 2009 and December 31, 2008, respectively. The majority of the decrease in interest capitalized in the first quarter of 2009 as compared to fourth quarter 2008 is due to the decrease in our weighted average interest rate used for capitalization. SFAS 34 requires the interest rate for capitalization to be based on applicable interest costs related to borrowings outstanding during the period, including the impact of interest rate swap agreements, debt premiums/discounts and amortization of loan fees.

(f)	Includes properties “held for sale” during the applicable periods such assets were “held for sale.”
(g)

During the first quarter of 2009, we sold three assets located in the San Diego market. During the fourth quarter of 2008, we sold one asset located in the Eastern Massachusetts market. During the second quarter of 2008, we sold one asset located in the San Diego market. During the first quarter of 2008, we sold six properties and transferred one property from operating assets to embedded future development opportunities.

(h)

Debt to total market capitalization is the ratio of our share of total debt (secured notes payable, unsecured line of credit, unsecured term loan and unsecured convertible notes) to total market capitalization. Total market capitalization is equal to outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, plus series D cumulative convertible preferred stock at liquidation value, plus our share of total debt. Historical amounts have been adjusted to include the effects of adopting FSP APB 14-1.

(i)

Debt to gross assets is the ratio of our share of total debt (secured notes payable, unsecured line of credit, unsecured term loan and unsecured convertible notes) to gross assets. Gross assets is equal to total assets plus accumulated depreciation.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2009	2008 (1)
Assets
Rental properties, net	$3,339,992	$3,325,031
Properties undergoing development and redevelopment, and land held for development	1,451,566	1,397,917
Cash and cash equivalents	125,281	71,161
Tenant security deposits and other restricted cash	54,770	67,782
Tenant receivables	5,992	6,453
Deferred rent	85,970	85,733
Investments	64,788	61,861
Other assets	106,822	109,144
Total assets	$5,235,181	$5,125,082

Liabilities and Equity
Secured notes payable	$1,041,854	$1,081,963
Unsecured line of credit and unsecured term loan	1,355,000	1,425,000
Unsecured convertible notes	432,266	430,003
Accounts payable, accrued expenses and tenant security deposits	331,715	386,801
Dividends payable	37,701	32,105
Total liabilities	3,198,536	3,355,872

Noncontrolling interests	32,887	33,963

Alexandria Real Estate Equities, Inc. stockholders’ equity:
Series C preferred stock	129,638	129,638
Series D cumulative convertible preferred stock	250,000	250,000
Common stock	390	319
Additional paid-in capital	1,662,694	1,401,441
Accumulated other comprehensive loss	(79,868)	(87,241)
Total Alexandria Real Estate Equities, Inc. stockholders’ equity	1,962,854	1,694,157
Noncontrolling interests	40,904	41,090
Total equity	2,003,758	1,735,247
Total liabilities and equity	$5,235,181	$5,125,082

(1)   Includes the retrospective impact of FSP APB 14-1, FSP EITF 03-6-1 and SFAS 160.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
March 31, 2009
(Dollars in thousands)
(Unaudited)

Debt Maturities / Rates

	Secured Debt						Unsecured Debt
		Noncontrolling			Weighted
		Interests’			Average
Year	Our Share	Share	Total		Interest Rate		Amount
2009	$69,982	$23,494	$93,476	(1)	5.07%	(2)	$—
2010	184,923	270	185,193		5.23	(3)	—
2011	162,452	286	162,738		6.08	(3)	605,000	(4)(5)
2012	14,102	302	14,404		6.70	(3)	1,182,266	(4)(5)(6)
2013	51,403	319	51,722		6.72	(3)	—
Thereafter	513,508	20,813	534,321		6.75	(3)	—
Total	$996,370	$45,484	$1,041,854				$1,787,266

Secured and Unsecured Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate (7)	Weighted Average Maturity
Secured Debt	$1,041,854	36.8%	5.07%	5.6 Years
Unsecured Debt	1,787,266	63.2	4.81	3.1 Years	(8)
Total Debt	$2,829,120	100.0%	4.91%	4.0 Years	(8)

Fixed and Floating Rate Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate (7)	Weighted Average Maturity
Fixed Rate Debt	$1,201,838	42.5%	5.97%	5.6 Years
Floating Rate Debt — Hedged	953,500	33.7	5.71	3.3 Years	(8)
Floating Rate Debt — Unhedged	673,782	23.8	1.88	2.0 Years	(8)
Total Debt	$2,829,120	100.0%	4.91%	4.0 Years	(8)

(1)

Includes two loans. One loan approximating $51.8 million has an option to extend the maturity to 2010. We anticipate closing an amendment shortly to extend the maturity date to December 31, 2011 with an option to further extend the maturity to 2013.

(2)	The weighted average interest rate is calculated based on outstanding debt as of March 31, 2009.
(3)	The weighted average interest rate is calculated based on outstanding debt as of December 31st of the year immediately preceding the year presented.
(4)

Interest on outstanding borrowings under our unsecured credit facility is based upon LIBOR plus 1.00% to 1.45% depending on our leverage or the higher of the Federal Funds rate plus 0.50% or Bank of America’s (“BofA’s”) prime rate plus 0.0% to 0.25% depending on our leverage. As of March 31, 2009, one-month LIBOR was 0.50%, the Federal Funds rate was 0-0.25%, and BofA’s prime rate was 3.25%.

(5)

Assumes we exercise our sole right to extend the maturity date of our unsecured line of credit from October 2010 to October 2011 and our unsecured term loan from October 2011 to October 2012. Our multi-year capital plan assumes that we will successfully amend and renegotiate our $1.9 billion unsecured credit facility to a significant availability level that will consider our business needs, including a portion of the total commitment allocated to an unsecured line of credit and an unsecured term loan. See our 2008 Form 10-K for additional disclosures on our unsecured line of credit and unsecured term loan. As of March 31, 2009, cash and cash equivalents were approximately $125.3 million. Additionally, as of March 31, 2009 restricted cash to fund certain construction costs was approximately $34.8 million.

(6)

Amount includes approximately $27.7 million of unamortized discount as of March 31, 2009 on our 3.70% unsecured convertible notes (“the Notes”). On or after January 15, 2012, we have the right to redeem our Notes, in whole or in part, at any time from time to time, for cash equal to 100% of the principal amounts of the notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Holders of the Notes may require us to repurchase their notes, in whole or in part, on January 15, 2012, 2017 and 2022 for cash equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date. In April 2009, we repurchased, in privately negotiated transactions, certain of the Notes aggregating approximately $75 million (par value). Additional information regarding the Notes is contained in our 2008 Form 10-K filed with the Securities and Exchange Commission.

(7)

Represents the weighted average contractual interest rate plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees. See page 10 for further details of our interest rate swap agreements.

(8)

Assumes we exercise our sole right to extend the maturity date of our unsecured line of credit and unsecured term loan to October 2011 and October 2012, respectively. The interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR. The interest rate resets periodically and will vary in future periods.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Debt Maturities Through 2013
(Dollars in thousands)
(Unaudited)

Debt Maturities Through 2013 as of April 30, 2009

Year	Our Share	Noncontrolling Interests’ Share	Total
2009	$69,513	$23,743	$93,256
2010	159,923	270	160,193
2011	698,452	286	698,738	(1)
2012	1,126,246	302	1,126,548	(1)(2)(3)
2013	51,403	319	51,722
Total Maturities Through 2013	$2,105,537	$24,920	$2,130,457

Total Debt Maturities Through 2013 by Period

	December 31,		March 31,		April 30,
Year	2008		2009		2009
2009	$94,998		$93,476		$93,256
2010	258,038		185,193		160,193
2011	865,965	(1)	767,738	(1)	698,738	(1)
2012	1,217,585	(1)(2)	1,196,670	(1)(2)	1,126,548	(1)(2)(3)
2013	49,819		51,722		51,722
Total Maturities Through 2013	$2,486,405		$2,294,799		$2,130,457

(1)     Assumes we exercise our sole right to extend the maturity date of our unsecured line of credit from October 2010 to October 2011 and our unsecured term loan from October 2011 to October 2012.  The balances of our unsecured line of credit and unsecured term loan as of April 30, 2009 were approximately $536 million and $750 million, respectively. Our multi-year capital plan assumes that we will successfully amend and renegotiate our $1.9 billion unsecured credit facility to a significant availability level that will consider our business needs, including a portion of the total commitment allocated to an unsecured line of credit and an unsecured term loan.  See our 2008 Form 10-K for additional disclosures on our unsecured line of credit and unsecured term loan.

(2)     Amounts include approximately $30.0 million, $27.7 million and $22.6 million of unamortized discount as of December 31, 2008, March 31, 2009 and April 30, 2009, respectively, on our Notes.

(3)     In April 2009, we repurchased, in privately negotiated transactions, certain of the Notes aggregating approximately $75 million (par value).

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Swap Agreements

March 31, 2009

(Dollars in thousands)

(Unaudited)

Transaction Dates	Effective Dates	Termination Dates	Interest Pay Rates (1)	Notional Amounts	Effective at March 31, 2009

June 2006	June 30, 2006	September 30, 2009	5.299%	$125,000	$125,000

December 2005	December 29, 2006	November 30, 2009	4.730	50,000	50,000

December 2005	December 29, 2006	November 30, 2009	4.740	50,000	50,000

December 2006	December 29, 2006	March 31, 2014	4.990	50,000	50,000

December 2006	January 2, 2007	January 3, 2011	5.003	28,500	28,500

October 2007	October 31, 2007	September 30, 2012	4.546	50,000	50,000

October 2007	October 31, 2007	September 30, 2013	4.642	50,000	50,000

December 2005	January 2, 2008	December 31, 2010	4.768	50,000	50,000

May 2005	June 30, 2008	June 30, 2009	4.509	50,000	50,000

June 2006	June 30, 2008	June 30, 2010	5.325	50,000	50,000

June 2006	June 30, 2008	June 30, 2010	5.325	50,000	50,000

October 2007	July 1, 2008	March 31, 2013	4.622	25,000	25,000

October 2007	July 1, 2008	March 31, 2013	4.625	25,000	25,000

October 2008	October 10, 2008	December 31, 2009	2.750	75,000	75,000

October 2008	October 16, 2008	January 31, 2010	2.755	100,000	100,000

June 2006	October 31, 2008	December 31, 2010	5.340	50,000	50,000

June 2006	October 31, 2008	December 31, 2010	5.347	50,000	50,000

May 2005	November 28, 2008	November 30, 2009	4.615	25,000	25,000

October 2008	September 30, 2009	January 31, 2011	3.119	100,000	—

December 2006	November 30, 2009	March 31, 2014	5.015	75,000	—

December 2006	November 30, 2009	March 31, 2014	5.023	75,000	—

December 2006	December 31, 2010	October 31, 2012	5.015	100,000	—
Total					$953,500

(1)     The interest pay rates represent the interest rate we will pay for one month LIBOR under the respective interest rate swap agreement. These rates do not include any spread in addition to one month LIBOR that is due monthly as interest expense.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

(Dollars in thousands)

(Unaudited)

	March 31, 2009						December 31, 2008
	Number of	Rentable Square Feet			Annualized	Occupancy	Occupancy
	Properties	Operating	Redevelopment	Total	Base Rent (1)	Percentage (1) (2)	Percentage (3)(4)
Markets
California – San Diego	32	1,525,894	148,657	1,674,551	$45,605	92.7%	92.5%
California – San Francisco Bay	17	1,424,680	53,980	1,478,660	49,278	96.7	98.4
Eastern Massachusetts	38	3,163,553	292,743	3,456,296	112,875	95.6	96.7
New Jersey/Suburban Philadelphia	8	459,904	—	459,904	8,708	88.0	87.5
Southeast	13	712,414	40,725	753,139	15,853	96.4	94.7
Suburban Washington, D.C.	31	2,444,468	50,633	2,495,101	48,611	89.8 (5)	90.5
Washington – Seattle	13	1,045,768	—	1,045,768	32,462	99.0	98.7
International – Canada	4	342,394	—	342,394	7,420	100.0	100.0
Total Properties (Continuing Operations)	156	11,119,075	586,738	11,705,813	$320,812	94.3%	94.8%

(1)	Excludes spaces at properties totaling approximately 586,738 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment.
(2)

Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of March 31, 2009 was 89.6%. See page 16 for additional information on our redevelopment program.

(3)

Excludes spaces at properties totaling approximately 590,057 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment and three properties with approximately 64,218 rentable square feet that were classified as “held for sale” as of December 31, 2008. Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of December 31, 2008 was 90.0%. See page 16 for additional information on our redevelopment program.

(4)	Average occupancy rate as of December 31 from 1997 to 2008 was approximately 95.5%.
(5)

In May 2009, we leased 58,632 rentable square feet to a credit tenant at a single tenant building in the Suburban Washington, D.C. market. As of March 31, 2009, this building was vacant and in our operating asset base. This lease represents approximately 2.4% of the operating rentable square feet of the Suburban Washington, D.C. market.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

	GAAP Basis			Cash Basis
	Quarter Ended			Quarter Ended
	3/31/2009	3/31/2008	% Change	3/31/2009	3/31/2008	% Change
Revenue	$99,322	$94,558	5.0%	$97,370	$91,566	6.3%
Operating expenses	27,381	25,100	9.1	27,381	25,100	9.1
Revenue less operating expenses	$71,941	$69,458	3.6%	$69,989	$66,466	5.3%

This summary represents operating data for all properties that were fully operating for the entire periods presented for the quarter periods (the “First Quarter Same Properties”).  Same property occupancy for the quarters ended March 31, 2009 and 2008 was 94.4% and 94.5%, respectively.  Properties undergoing redevelopment are excluded from same property results.

Revenue less operating expenses computed in accordance with GAAP is total revenue associated with the First Quarter Same Properties (excluding lease termination fees, if any), less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease term. Revenue less operating expenses on a cash basis is total revenue associated with the First Quarter Same Properties (excluding lease termination fees, if any), less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarters ended March 31, 2009 and 2008 for the First Quarter Same Properties were $1,952,000 and $2,992,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Summary of Same Property Comparisons. As of March 31, 2009, approximately 89% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, approximately 8% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.

In the first quarter of 2009, we recognized additional rental income related to a modification of a lease for a property in South San Francisco. The operating results of this property have been excluded from the same property results. Including the results of this property, first quarter 2009 GAAP same property revenue less operating expenses would have increased by 25.9%.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Quarter Ended March 31, 2009

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms (1)
Leasing Activity
Lease Expirations
Cash Basis	46	615,860	$32.42	—	—	—	—
GAAP Basis	46	615,860	$34.28	—	—	—	—

Renewed/Released Space Leased
Cash Basis	26	251,951	$25.61	$26.40	3.1%	$2.74	1.8 years
GAAP Basis	26	251,951	$24.24	$25.54	5.4%	$2.74	1.8 years

Developed/Redeveloped/Vacant Space Leased
Cash Basis	11	212,652	—	$24.57	—	$8.68	3.5 years
GAAP Basis	11	212,652	—	$29.20	—	$8.68	3.5 years

Month-to-Month Leases in Effect
Cash Basis	12	71,678	$22.23	$22.23	—	—	—
GAAP Basis	12	71,678	$21.95	$22.23	—	—	—

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	37	464,603	—	$25.56	—	$5.46	2.6 years
GAAP Basis	37	464,603	—	$27.22	—	$5.46	2.6 years

Including Month-to-Month Leases
Cash Basis	49	536,281	—	$25.11	—	—	—
GAAP Basis	49	536,281	—	$26.55	—	—	—

(1)

Quarterly leasing statistic (shorter lease terms) may be impacted by certain leasing activity in an individual quarter period. Leasing statistics over a longer period of time (6-12 months) generally are a better indicator of leasing trends for our business. Average lease terms over the past five years (2004-2008) averaged approximately 4.5 years and 7.4 years for renewed/released space leased and developed/redeveloped/ vacant space leased, respectively.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

March 31, 2009

Year of Lease Expiration	Number of Leases Expiring		Rentable Square Footage of Expiring Leases		Percentage of Aggregate Leased Square Feet	Annualized Base Rent of Expiring Leases (per rentable square foot)

2009	58	(1)	727,605	(1)	6.9%	$22.99
2010	70		1,057,607		10.1	27.13
2011	73		1,786,463		17.0	29.25
2012	60		1,348,488		12.9	33.45
2013	52		1,030,381		9.8	30.21
2014	33		959,840		9.2	28.52
2015	15		647,441		6.2	30.84
2016	15		826,117		7.9	28.24
2017	12		600,032		5.7	36.89
2018	11		732,876		7.0	44.39

	Rentable Square Footage of Expiring Leases
Markets	2009		2010

California – San Diego	185,789		129,574
California – San Francisco Bay	75,951		294,584
Eastern Massachusetts	229,259		296,766
New Jersey/Suburban Philadelphia	21,000		42,460
Southeast	82,114		101,658
Suburban Washington, D.C.	120,398		56,845
Washington – Seattle	13,094		135,720
International – Canada	—		—

Total	727,605	(1)	1,057,607

(1)                   Excludes 12 month-to-month leases for approximately 72,000 rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

For the Quarter Ended March 31, 2009

(Dollars in thousands)

	Acquisition	Month of	Rentable
Markets	Amount	Acquisition	Square Feet

Additions to Operating Properties:	N/A	N/A	N/A

	Acquisition	Month of	Developable
Markets	Amount	Acquisition	Square Feet

Additions to Land:	N/A	N/A	N/A

	Disposition	Month of	Rentable
Markets	Amount	Disposition	Square Feet

Dispositions:

California – San Diego (1)	$14,449	January	64,218

(1)      Represents sales of three properties in the San Diego market.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Square Footage Undergoing Redevelopment
March 31, 2009

				Rentable
				Square Footage
	Placed	Estimated	Estimated	Undergoing
	in	In-Service	Investment	Redevelopment/
Markets/Submarkets	Redevelopment	Dates	Per Square Foot	Total Property	Status

California – San Diego/Torrey Pines	2007	2010	$100-120	84,504 / 84,504	Construction

California – San Diego/Torrey Pines	2006	2009	$80-100	13,591 / 43,600	Construction

California – San Diego/Torrey Pines	2007	2009	$80-100	11,338 / 107,709	Construction

California – San Diego/Torrey Pines	2007	2009	$80-100	39,224 / 76,084	Construction

California – San Francisco Bay	2009	2011	$50-70	53,980 / 53,980	Design/Construction

Eastern Massachusetts/Cambridge	2006	2009	$120-175	58,857 / 177,101	Design/Construction

Eastern Massachusetts/Cambridge	2007	2010	$100-130	90,841 / 369,831	Design/Construction

Eastern Massachusetts/Suburban	2007	2010	$70-80	113,045 / 113,045	Design/Construction

Eastern Massachusetts/Suburban	2008	2010	$120-140	30,000 / 30,000	Design/Construction

Southeast/Florida	2006	2009	$80-100	40,725 / 44,855	Construction

Suburban Washington, D.C./Shady Grove	2007	2009	$70-80	50,633 / 123,501	Construction

				586,738 / 1,224,210

Our redevelopment program involves ongoing activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. Spaces currently built out with laboratory improvements are generally not placed into our value add redevelopment program. As required under GAAP, interest and other costs directly related and essential to the project are capitalized on the basis allocable only to that portion of space undergoing redevelopment. In addition to properties undergoing redevelopment, as of March 31, 2009, our asset base contained embedded opportunities for future permanent change of use to office/laboratory space through redevelopment aggregating approximately 1,565,000 rentable square feet.  As of March 31, 2009, our estimated costs to complete the 586,738 rentable square feet undergoing redevelopment was approximately $95 per rentable square foot.  Our final costs for these redevelopment projects will ultimately depend on many factors, including construction requirements for each tenant, final lease negotiations and the amount of costs funded by each tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Undergoing Ground-Up Development
March 31, 2009

Markets/Submarkets	Building Descriptions	Construction Start Dates	Estimated In-Service Dates	Estimated Investment Per Square Foot	Rentable Square Feet	Development Status	Leasing Status

California – San Francisco Bay/ Mission Bay	Multi-tenant Bldg.	2007	2010	$350	158,000	Construction	100% Leased or Committed

California – San Francisco Bay/ Mission Bay	Two Bldgs., Single or Multi-tenant	2009	2010/2011	$300	210,000	Construction	48% Leased with Option for Additional 24%

California – San Francisco Bay/ So. San Francisco	Two Bldgs., Single or Multi-tenant	2006	2009	$350	162,000	Construction	16% Leased; Negotiating for Remaining Space

California – San Francisco Bay/ So. San Francisco	Single Tenant Bldg.	2006	2009	$350	130,000	Construction	55% Leased with Option for Remaining Space Through 2009

New York – New York City – East Tower	Multi-tenant Bldg.	2007	2010/2011	$500	310,000	Construction	Marketing; Negotiating Lease with Credit Anchor Tenant for 90,000 Rentable Square Feet; Negotiating LOIs for Multiple Requirements Approximating 90,000 Rentable Square Feet

Washington – Seattle	Single Tenant Bldg. with 5% Retail	2007	2010	$390	115,000	Construction	92% Leased with Option for Additional 3%; 5% Retail

Total Properties Undergoing Ground-Up Development					1,085,000

In accordance with Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”) and Statement of Financial Accounting Standards No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS 67”), we are required to capitalize direct construction costs, including preconstruction costs, interest, property taxes, insurance and other costs directly related and essential to the construction of a project while activities are ongoing to prepare an asset for its intended use. Preconstruction costs include costs related to the development of plans and the process of obtaining entitlements and permits from government authorities. Costs incurred after a project is substantially complete and ready for its intended use are expensed as incurred. Should development, redevelopment or construction activity cease, construction costs, including interest, would no longer be capitalized under SFAS 34 and SFAS 67 and would be expensed as incurred. Our aggregate construction costs to date, excluding land, related to major properties undergoing vertical ground-up development approximate $397 per developable square foot.  As of March 31, 2009, our estimated costs to complete the approximately 1.1 million rentable square feet undergoing ground-up development was approximately $100 per rentable square foot.  Our final costs for these development projects will ultimately depend on many factors including construction requirements for each tenant, final lease negotiations and the amount of costs funded by each tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Significant Value Add Projects
March 31, 2009

Markets	Square Footage

California – San Francisco Bay	3,260,000

Eastern Massachusetts	2,050,000

Total	5,310,000

The table above summarizes significant and impactful value add projects undergoing important and substantial preconstruction activities to bring these assets to their intended use.  These critical activities add significant value for future ground-up development (which are projected to yield substantial revenues) and are required for the ultimate vertical construction of buildings.  Pursuant to SFAS 34 and SFAS 67, we are required to capitalize direct construction, including preconstruction costs, directly related and essential to the construction of a project while activities are ongoing to prepare an asset for its intended use.

Our significant value add projects in San Francisco, California consist of approximately 2.3 million rentable square feet in Mission Bay with the remainder primarily located in South San Francisco.  Our value add projects in San Francisco, that have been completed or are now under construction, have attracted first-in-class life science entities, including Merck & Co., Inc., Celgene Corporation, Pfizer Inc. (“Pfizer”), Roche Holding Ltd (“Roche”) and University of California, San Francisco (“UCSF”).

At the heart of Mission Bay is UCSF, one of the nation’s most prolific generators of life science commercial enterprises based upon its intellectual property and talent pool and the number two recipient of National Institutes of Health grants.  At least 75 California life science companies, including two of the largest, Genentech, Inc. (now a subsidiary of Roche) and Chiron Corporation (now a subsidiary of Novartis AG), have been successfully launched by UCSF faculty, alumni or by their scientific inventors.  UCSF’s expansion of major research functions to its Mission Bay campus serves as a hub for basic scientific inquiry and a meeting place for academics from around the world.  The wide range of UCSF’s sophisticated laboratories built for the 21st Century include the Molecular Design Institute, the Center for Advanced Technology, as well as significant efforts in structural and chemical biology, molecular, cell and developmental biology, advanced microscopy, neurology and cardiology.  Finally, the UCSF Mission Bay hospital campus is well underway in the design phase, and will initially offer 280 beds in an integrated facility to serve women, children and cancer patients. The overriding emphasis of this array of diverse life science entities is to translate research discoveries into viable commercial products to solve critical unmet medical needs.

The Alexandria Center for Science and Technology at Mission Bay (“The Alexandria Center”) when completed will be comprised of 13 Class-A facilities totaling approximately 2.7 million rentable square feet suitable for the most demanding requirements of any scientific or technology enterprise.  The Alexandria Center is organized into four discrete but highly interactive and collaborative campuses: the north campus which includes the 455 Mission Bay Boulevard project leased to Pfizer; the east campus, a “super block” that is perhaps the most desirable site on the entire west coast, featuring the ability to accommodate a corporate headquarters facility of more than one million square feet; the south campus which is directly across the street from the UCSF hospital complex and certain to be an important location for physicians, clinicians and translational researchers; and the west campus which features a wide range of unique life science client tenant spaces.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Significant Value Add Projects
March 31, 2009

(continued)

Alexandria’s largest ongoing value add project in Eastern Massachusetts is located along Binney Street in Kendall Square, a 5-minute walk from the MIT campus.  In February 2009, the Cambridge City Council approved Alexandria’s petition for significantly increased zoning density in this location, enabling the future development of up to 1.7 million rentable square feet of office/laboratory space on multiple adjacent sites.  These sites currently hold income-producing low-rise buildings and surface parking lots which will eventually be replaced by highly sustainable state-of-the-art life science facilities in this desirable, land-constrained location.  We will continue to advance our entitlement efforts for this site.

Our significant value add projects in Eastern Massachusetts are located in Cambridge and nearby communities.  Cambridge is home to Harvard University (“Harvard”) and the Massachusetts Institute of Technology (“MIT”), two of world’s leading universities for life science and technology research.  Both Harvard and MIT have a long and successful history of translational collaborations between academic scientists and industry.  Working with local venture capitalists and experienced entrepreneurs, the universities have spawned a thriving life science industry including leading biotech companies such as Genzyme Corporation and Biogen Idec and well over a hundred smaller life science firms in Cambridge alone.  This fertile science and technology ecosystem has subsequently attracted investment by leading international pharmaceutical companies such as Novartis and GlaxoSmithKline and has led to the creation of important new independent research organizations such as the Broad Institute and the Whitehead Institute for Biomedical Research.   Among the most recent new members of the Cambridge science and technology cluster are:  Microsoft’s New England Research and Development Center; Schlumberger-Doll Research Center; a Google engineering unit; and the Koch Center for Integrative Cancer Research at MIT.

Among Alexandria’s completed value add projects in Cambridge is the conversion of an approximately 175,000 square foot office building at Technology Square to office/laboratory use.  This space has been substantially leased to Sirtris Pharmaceuticals, a GlaxoSmithKline company, the Novartis Institutes of Biomedical Research, and a unit of Pfizer.  Another suburban building conversion resulted in a 59,000 square foot lease to a research division of Johnson & Johnson.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Conference Call Information

For the First Quarter Ended March 31, 2009

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the first quarter ended March 31, 2009:

Date:	May 7, 2009

Time:	3:00 P.M. Eastern Time/12:00 P.M. Noon Pacific Time

Phone Number:	(719) 325-4764

Confirmation Code:	4563912